UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 1, 2024
T STAMP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3017 Bolling Way NE, Floor 2, Atlanta, Georgia 30305
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (404) 806-9906
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	IDAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Regain of Compliance with Nasdaq Listing Rule 5550(b)(1)
As previously disclosed, on May 30, 2024, T Stamp Inc. (the “Company”) received a deficiency letter from the staff of the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”).
The notification received had no immediate effect on the Company’s continued listing on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements. In accordance with Nasdaq rules, the Company was provided 45 calendar days, or until July 15, 2024, to submit a plan to regain compliance (the “Compliance Plan”) with the listing rules for the Nasdaq Capital Market. If the Compliance Plan was acceptable to the Staff, they may grant an extension of 180 calendar days from the date of the Staff’s letter to regain compliance with the Stockholders’ Equity Requirement.
The Company submitted a Compliance Plan to the Staff on July 15, 2024, which was supplemented by additional materials on August 8, 2024. Based on the Company’s submission, the Staff agreed to grant the Company an extension until November 26, 2024 to regain compliance with the Stockholders’ Equity Requirement.
Since then, the Company has completed the following transactions:
•On July 13, 2024, the Company issued 4,597,701 shares of Class A Common Stock to a certain institutional investor at $0.435 per share in exchange for the three promissory notes totaling $2,000,000 in combined principal, which had the effect of increasing the Company’s stockholder equity by $2,000,000. (For additional details on this transaction, see the Company’s Current Report on Form 8-K filed by the SEC on July 16, 2024)
•On August 6, 2024, the Company entered into a License Agreement with Boumarang Inc. (“Boumarang”), a developer, manufacturer, and seller of hydrogen-powered UAV and USV drones, pursuant to which the Company agreed to grant a non-exclusive license to Boumarang to exploit certain of the Company’s patents for the purpose of producing, selling, marketing, and distributing drones. As consideration for the grant of the non-exclusive license, Boumarang agreed to pay the Company a non-refundable license fee of $5,000,000 in the form of a prepaid warrant issued by Boumarang to the Company for 5,000,000 shares of common stock of Boumarang at $1.00 per share. This had the effect of increasing the Company’s stockholder equity by $5,000,000. (For additional details on this transaction, see the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2024).
•On September 3, 2024, the Company closed on a series of transactions it sold various warrants to an institutional investor, and also received proceeds from the exercise of certain warrants held by that same institutional investors, receiving approximately $2.0 million in gross proceeds, which, after deducting placement agent fees and other offering expenses payable by the Company, as well as a one-time payment of $1.65 million to a former warrantholder of the Company in exchange for the warrantholder terminating, among other things, the warrants of the Company that it held, resulted in net proceeds of $183,662.37 to the Company, and increased the Company’s stockholder equity by the same amount. (For additional details on these transactions, see the Company’s Current Report on Form 8-K filed by the SEC on September 5, 2024).
As a result of these transactions described above, the Company believes it has regained compliance with the Stockholders’ Equity Requirement and believes it currently maintains stockholder’s equity of greater than $5,000,000. The Company understands that Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Requirement. If, at the time of its next periodic report, the Company does not evidence compliance with the Stockholders’ Equity Requirement, the Company may be subject to delisting.
Forward-Looking Statements
Certain information contained in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,”

“estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey the uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on the current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding compliance with Nasdaq rules, and our financial condition, growth, and strategies. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to regain compliance with Nasdaq’s continued listing requirements or otherwise maintain compliance with any other listing requirement of the Nasdaq Capital Market, the potential de-listing of our shares on the Nasdaq Capital Market, and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/ Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer
Dated: November 1, 2024